Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "STRATEGABIZ, INC.", CHANGING ITS NAME FROM "STRATEGABIZ, INC." TO "CRYPTOSIGN, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 2015, AT 7:08 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF JULY, A.D. 2015.


SECRETARY OF STATE
1776
1970
DELAWARE

Jeffrey W. Bullock, Secretary of State

4538886 8100

150943422

AUTHENTICATION: 2483823

DATE: 06-19-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:24 PM 06/18/2015
FILED 07:08 PM 06/18/2015
SRV 150943422 - 4538886 FILE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRATEGABIZ, INC.

StrategaBiz, Inc. (the "**Company**"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "**DGCL**"), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this "**Amendment**") amends the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "**Certificate**").

2. This Amendment was approved and duly adopted in accordance with Section 242 of the DGCL, and has been duly approved by written consent of the stockholders of the Company in accordance with Section 228 of the DGCL.

3. Article I of the Certificate is hereby amended to state that the name of the Corporation is **CryptoSign, Inc**.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, has executed this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be effective as of July 3, 2015.

STRATEGABIZ, INC.

By: Bench

Name: Robert Bench

Title: President

[Signature Page to Certificate of Amendment
to Amended and Restated Certificate of Incorporation]